As filed with the Securities and Exchange Commission on January 24, 1997
                                               Registration No. 33-_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                           THE LIPOSOME COMPANY, INC.
               (Exact name of Company as specified in its charter)

            Delaware              One Research Way  22-2370691
(State or other jurisdiction of      Princeton       (I.R.S.
 incorporation or organization)   Forrestal Center   Employer
                                   Princeton, New  Identificat
                                   Jersey  08540   ion Number)
                                    (Address of
                                     principal
                                     executive
                                      offices)
                                     (Zip Code)

                         1986 Employee Stock Option Plan
                      1986 Non-Qualified Stock Option Plan
                 1991 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN
                             (Full Title of the Plan)

                                Charles A. Baker
                                  Chairman and
                             Chief Executive Officer
                           The Liposome Company, Inc.
                                One Research Way
                           Princeton Forrestal Center
                          Princeton, New Jersey  08540
                                 (609) 452-7060
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

 CALCULATION OF REGISTRATION
             FEE
                                             Proposed  Proposed
                                  Amount      Maximum   Maximum
Title of Securities             Of SecuritiesOffering  Aggregat    Amount of
to be Registered                   to Be       Price       e      Registration
                                Registered      Per    Offering       Fee
                                               Share     Price
                                                (1)       (1)
Common Stock, par
value $.01 per share.......       225,000     $19.875  $4,471,8    $1,355.11
                                                          75

(1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Company's Common Stock on NASDAQ National Market System on January 17, 1997.

There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Plans.
                                    STATEMENT


     This Form S-8 Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") by The Liposome Company, Inc., a Delaware corporation (the "Company") in order to register an additional 225,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") issuable under the 1991 Directors' Non-Qualified Stock Option Plan (the "Directors' Plan") pursuant to an amendment to the Directors' Plan adopted by the Company's Board of Directors (the "Board of Directors") on March 7, 1996, and approved by the Company's stockholders (the "Stockholders") on May 9, 1996. Registration Statement No. 33-66924 included an additional 125,000 shares of Common Stock pursuant to an amendment to the Directors' Plan adopted by the Board of Directors on March 11, 1993, and approved by the Stockholders on May 20, 1993. Registration Statement No. 33-49502 included 200,000 shares of Common Stock issuable originally under the Directors' Plan adopted by the Board of Directors on May 16, 1991, amended by the Board of Directors on March 12, 1992 and approved by the Stockholders on May 21, 1992.

     Registration Statement No. 33-66924 included an additional 1,500,000 shares of Common Stock pursuant to an amendment to the 1986 Employee Stock Option Plan (the "ESO Plan") adopted by the Board of Directors on March 11, 1993, and approved by the Stockholders on May 20, 1993. Registration Statement No. 33-49502 included 1,000,000 additional shares of Common Stock pursuant to an amendment to the ESO Plan adopted by the Board of Directors on March 12, 1992, and approved by the Stockholders on May 21, 1992. Registration Statement No. 33-41768 included 600,000 additional shares of Common Stock pursuant to an amendment to the ESO Plan adopted by the Board of Directors on November 7, 1990, and approved by the Stockholders on May 16, 1991. Registration Statement No. 33-37270 included 500,000 additional shares of Common Stock pursuant to an amendment to the ESO Plan adopted by the Board of Directors on November 30, 1989, and approved by the Stockholders on May 24, 1990. Registration Statement No. 33-23292 included 430,000 additional shares of Common Stock pursuant to an amendment to the ESO Plan adopted by the Board of Directors on March 16, 1988, and approved by the Stockholders on May 19, 1988. Registration Statement No. 33-18811 included 595,000 additional shares of Common Stock pursuant to an amendment to the ESO Plan adopted by the Board of Directors on March 16, 1987, and approved by the Stockholders on June 19, 1987. Registration Statement No. 33-10521 included 650,000 shares of Common Stock issuable originally under the ESO Plan adopted by the Board of Directors on February 13, 1986, and approved by the Stockholders on April 1, 1986, and an additional 250,000 shares of Common Stock added to the ESO Plan pursuant to an amendment adopted by the Board of Directors on September 11, 1986, and approved by the Stockholders on June 19, 1987. The ESO Plan has been superseded by The Liposome Company 1996 Equity Incentive Plan, which was adopted by the Board of Directors on March 7, 1996 and approved by the Stockholders on May 9, 1996. An additional 1,000,000 shares of Common Stock had been added to the ESO Plan pursuant to an amendment to the ESO Plan adopted by the Board of Directors on March 3, 1995, and approved by the Stockholders on May 11, 1995. However, since there are currently 1,111,380 shares authorized for issuance under the ESO Plan which can no longer become issuable, the Company does not seek to register any additional shares for issuance under the ESO Plan.

     Registration Statement No. 33-66924 included an additional 500,000 shares of Common Stock pursuant to an amendment to the 1986 Non-Qualified Stock Option Plan (the "NQSO Plan") adopted by the Board of Directors on March 11, 1993, and approved by the Stockholders on May 20, 1993. Registration Statement No. 33-49502 included 300,000 additional shares of Common Stock pursuant to an amendment to the NQSO Plan adopted by the Board of Directors on May 16, 1991, and approved by the Stockholders on May 21, 1992. Registration Statement No. 33-37270 included 200,000 additional shares of Common Stock pursuant to an amendment to the NQSO Plan adopted by the Board of Directors on November 8, 1989, and approved by the Stockholders on May 24, 1990. Registration Statement No. 33-10521 included 50,000 shares of Common Stock issuable originally under the NQSO Plan adopted by the Board of Directors on February 13, 1986, and approved by the Stockholders on April 1,1986, and an additional 100,000 shares of Common Stock added to the NQSO Plan pursuant to an amendment adopted by the Board of Directors on September 11, 1986, and approved by the Stockholders on June 19, 1987. The NQSO Plan has been superseded by The Liposome Company 1996 Equity Incentive Plan, which was adopted by the Board of Directors on March 7, 1996, and approved by the Stockholders on May 9, 1996. There were 398,800 shares authorized for issuance under the NQSO Plan which can no longer become issuable.

     The contents of the above Registration Statements filed previously by the Company with the Commission are incorporated by reference in their entirety herein.


                                    Exhibits

          The following exhibits are filed as part of this Registration
Statement:

Exhibit No. Description of Document

5           Opinion of Carol J. Gillespie, Esq., including her consent.

23          Consent of Coopers & Lybrand L.L.P.

24          Power of Attorney (included in the Registration Statement, page
            3).





                                   SIGNATURES

          THE COMPANY. Pursuant to the requirements of the Securities Act the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, the State of New Jersey, on this 23rd day of January, 1997.

                                        THE LIPOSOME COMPANY, INC.



                                                             By: Charles A.
                                            Baker

Charles A. Baker
                                            Chairman of the Board,
                                                                         Chief
                                            Executive Officer and President

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles A. Baker and Carol J. Gillespie, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-
effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 23rd day of January, 1997.


Signature                               Capacity


Charles A. Baker                        Chairman of the Board,
Charles A. Baker                        Chief Executive Officer,
                                        President and Director
                                        (Principal Executive Officer)


Brian J. Geiger                         Vice President, Finance
Brian J. Geiger                         (Principal Financial and Accounting
Officer)


James G. Andress                        Director
James G. Andress


Morton Collins                          Director
Morton Collins


Stuart F. Feiner                        Director
Stuart F. Feiner


Robert F. Hendrickson                   Director
Robert F. Hendrickson


Bengt Samuelsson                        Director
Bengt Samuelsson


Joseph T. Stewart, Jr.                  Director
Joseph T. Stewart, Jr.


Gerald Weissman                         Director
Gerald Weissmann


Horst Witzel                                Director
Horst Witzel



















                           THE LIPOSOME COMPANY, INC.

                           ___________________________
                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                           ___________________________

                         1986 Employee Stock Option Plan
                      1986 Non-Qualified Stock Option Plan
                 1991 Directors' Non-Qualified Stock Option Plan